AUSTIN BOSTON CHICAGO DALLAS DENVER DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO 4871-1917-9375.5 November 9, 2023 ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com Harley-Davidson, Inc. 3700 West Juneau Avenue Milwaukee, Wisconsin 53208 Ladies and Gentlemen: We have acted as counsel for Harley-Davidson, Inc., a Wisconsin corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 3,100,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), that may be issued pursuant to the Harley-Davidson, Inc. 2020 Incentive Stock Plan (the “2020 Plan”). In connection with our representation, we have examined: (a) the 2020 Plan, (b) the Registration Statement, including the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (c) the Restated Articles of Incorporation and the Amended and Restated By- Laws of the Company, each as amended to date; (d) the resolutions of the Company’s Board of Directors relating to the 2020 Plan and the issuance of the Shares thereunder; and (e) such other corporate proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion. We have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations on which we have relied in issuing the opinion expressed below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. Based on the foregoing, we are of the opinion that the Shares, if and when issued by the Company pursuant to the terms and conditions of the 2020 Plan and as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable. With respect to the foregoing opinion, at one time, Section 180.0622(2)(b) of the Wisconsin Business Corporation Law imposed personal liability upon shareholders for debts owing to employees of the Company for services performed, but not exceeding six months’ service in any one case. This statutory provision was repealed by 2005 Wisconsin Act 474, which provided that the repeal applies to debts incurred on or after June 14, 2006.

Harley-Davidson, Inc. November 9, 2023 Page 2 We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. Very truly yours, /s/ Foley & Lardner LLP